                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Fund American Enterprises Holdings, Inc., of our report dated January 27, 1995, included in the 1994 Annual Report to Shareholders of Fund American Enterprises Holdings, Inc.

     Our audits also included the financial statement schedules of Fund American Enterprises Holdings, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We further consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-5297, Form S-3, No. 33-54006, and Form S-3, No. 33-54749) pertaining to the 1985 Long-Term Incentive Plan, Medium-Term Notes Series A and Common Stock Warrants of Fund American Enterprises Holdings, Inc. of our report dated January 27, 1995, with respect to the consolidated financial statements and financial statement schedules of Fund American Enterprises Holdings, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994.



                                              ERNST & YOUNG LLP

New York, New York
March 30, 1995